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                                                                    EXHIBIT 10.2


                              COOPERATION CONTRACT

      THIS COOPERATION CONTRACT has been entered by Taiwan Secom Co., Ltd. (hereinafter called Party A), Yonin Technology Co., Ltd. (hereinafter called Party B) and Reng Bang Information Co., Ltd. (hereinafter called Party C).

      NOW, THEREFORE, in consideration of the cooperation obligations hereunder, the three parties hereto agree as follows:

Article 1 The items that are required to be quoted to the construction company (or the proprietor) in the beginning by the three parties consist of:

            (1)   Security system (Secom)

            (2) Access automatic system (Secom, except Yonin still in charge of random locks)

            (3)   Monitoring system (Secom)

            (4)   BA (Yonin)

            (5)   Network (Reng Bang)

            (6)   Other related products

Article 2   The security, door access and monitoring systems specified in
            Article 1 shall be replaced with other products due to changes on the market or requirements made by the customers during the initial stage of quotations and an agreement has to be reached among the three parties.

Article 3 Any of the three parties shall provide proper educational training if required by any of the other two parties. All accrued expenses resulted during the period of training should be afforded by the party that is responsible to implement such training.

Article 4   Methods of listing doubtful accounts (or loss):

            (1) The total amount of a concluded transaction among the three parties and the construction company (or the proprietor) minus the accounts received leaves doubtful accounts (or loss).

            (2) The amount of doubtful accounts to be listed is resulted from the accounts receivable multiplying the rates of concluded amounts of the three parties (i.e. the average rate of loss that each party should be responsible)

Article 5   Payment

            (1) Payment of the construction company shall be determined on a case basis.

            (2) Payment of the three parties shall be decided in accordance with the method of payment made by the construction


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                  company and another agreement shall be made therefrom.

Article 6 Maintenance And Service: Maintenance and service of the material shall be decided on a case basis and the three parties shall come to an agreement as to the method of performing such maintenance or service. In addition, the maintenance and service contract shall be incorporated into the subcontract as an appendix as a reference of adherence.

Article 7 Structure of communications: Each of the three parties shall provide its own system and structure of communications (including names and phone numbers of sales, engineering and technical personnel as well as the people in charge of the branches in central and southern Taiwan). In case of any changes of such personnel, the other two parties shall be notified immediately so as to facilitate smooth operation of projects. If such notice is not given and any of the other two parties suffers loss, the defaulting party shall be liable to any of the claims resulted thereof.

Article 8 During the valid term of this contract, Party A agrees not to sign any of the contract or agreement that is similar to this contract or establish any relationship of strategic alliance with any third party and Party B and Party C agree not to do the same thing aforementioned with any other securities companies. If any party violates such regulation, an amount of NT$2 million shall be immediately paid to the faultless party (parties) as a penalty fine and the violating party should also compensate for any loss resulted from such violation. The same rule applies to terminating the contract before it expires.

Article 9 Party B and Party C shall not sell, rent or lease the products of Party A in any forms in Taiwan without a prior consent from Party A. However, any of the three parties shall sell the products in its own brand in the areas out of Taiwan.

Article 10 The term of this cooperation contract is valid for three (3) years and shall be discussed and reviewed once every year. All quotations shall be kept strictly confidential by all three parties. Any of the parties or its (their) affiliate companies with an intent of making the other party (parties) suffer from loss by disclosing such information to any third party on purpose shall be liable to pay the penalty fine specified in the previous article and compensate for any loss resulted from such disclosure. The same rule applies to terminating the contract before it expires.

Article 11 Any confidential information or intelligent property rights related to this contract shall belong to the three parties jointly.

Article 12  Party A may terminate this contract any time and claims for


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            loss to Party B or Party C when any of the latter parties
            reorganizes, winds up, merges, liquidates or terminates operation and is default in performance of the obligations specified in this contract.

Article 13 As for any other items unspecified in this contract, the three parties may make another agreement upon consensus.

Article 14 Any dispute which may arise in connection with this contract shall be settled by arbitration of the local court in Taipei, Taiwan, the Republic of China.

Article 15 This original contract is in six (6) copies and each party shall retain two (2) copies.

Contractors:

Party A:

            Name: Taiwan Secom Co., Ltd.
            Person in Charge: Hsu Ming-De

Party B:

            Name: Yu Ning Technology Co., Ltd.
            Person in Charge: Lin Dong-Zhu

Party C:

            Name: Reng Bang Information Co., Ltd.
            Person in Charge: Peng Li-Fang

Date: July 1, 2000